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                                                                  EXHIBIT 23.

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-36163, 333-36099 and 333-31125) of Hexcel
Corporation of our report dated January 28, 1998, except as to aggregate maturities of notes payable in Note 7, which is as of March 5, 1998, which appears on page 50 of this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
March 26, 1998